EXHIBIT 10.3

NATIONAL INSTRUMENTS CORPORATION

1994 EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS
(continued)

Page

ARTICLE VIII - MISCELLANEOUS	9
Section 8.1 Designation of Beneficiary	8
Section 8.2 Transferability	8
Section 8.3 Adjustment in Case of Changes Affecting the Company's Stock	9
Section 8.4 Amendment of the Plan	9
Section 8.5 Termination of the Plan	9
Section 8.6 Effective Date of Plan	9
Section 8.7 No Employment Rights	10
Section 8.8 Company Has No Responsibility for Taxes	10
Section 8.9 No Interest	10
Section 8.10 Foreign Employees	10
Section 8.11 Use of Funds	10
Section 8.12 Effect of Plan	10
Section 8.13 Governing Law	10

NATIONAL INSTRUMENTS CORPORATION

1994 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE AND SHARES RESERVED FOR THE PLAN

        Section 1.1     Purpose. The National Instruments Corporation 1994 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of National Instruments Corporation (the “Company”) and its Designated Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Common Stock”). The Company intends the Plan to qualify as an “employee stock purchase plan” under section 424 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of section 424 of the Code. Any other provision herein notwithstanding, the effectiveness of this Plan is contingent upon the Company offering to sell the Common Stock to the public pursuant to an effective Registration Statement under the Securities Act of 1933, as amended.

        Section 1.2     Shares Reserved for the Plan. There shall be reserved for issuance and purchase by eligible employees under the Plan aggregate of 1,620,000 shares of Common Stock, subject to adjustment as provided in Section 8.3. Shares of Common Stock subject to the Plan may be shares now or hereafter authorized, issued or outstanding. If and to the extent that any right to purchase reserved shares is not exercised by a Participant for any reason, or if such right to purchase Common Stock under the Plan terminates as provided herein, or if the shares of Common Stock purchased by a Participant are forfeited, the shares of Common Stock which have not been so purchased or which are forfeited will again become available for purposes of the Plan, unless the Plan is terminated. Such unpurchased or forfeited shares of Common Stock will not be deemed to increase the aggregate number of shares specified above to be reserved for the purposes of the Plan (subject to adjustment as provided in Section 8.3).

ARTICLE II

DEFINITIONS

      Section 2.1     Definitions.

    (a)        “Beneficiary” means the person or persons designated by the Participant under Section 8.1 to receive shares of Common Stock or cash upon the Participant’s death.

    (b)        “Board” means the Board of Directors of the Company.

    (c)        “Business Day” means any day that is a market trading day for the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System.

    (d)        “Code” means the Internal Revenue Code of 1986, as amended.

    (e)        “Common Stock” means the Common Stock of the Company as described in the Company’s Certificate of Incorporation, or such other stock as shall be substituted therefor.

    (f)        “Company” means National Instruments Corporation, a Delaware corporation, or any successor to the Company.

    (g)        “Committee” means the individuals appointed to administer the Plan as described in Article VII.

    (h)        “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan.

    (i)        “Effective Date” means the Effective Date of the Plan set forth in Section 8.6.

    (j)        “Eligible Employee” means an Employee eligible to participate in the Plan, as defined in Section 3.1, or as otherwise required under mandatory provisions of laws applicable to a Designated Subsidiary.

    (k)        “Employee” means any person who is customarily employed by the Company or a Designated Subsidiary for at least twenty (20) hours per week and more than five (5) months in a calendar year.

    (l)        “Fair Market Value” means, for a particular day:

    (i)        If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

    (ii)        If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or such other system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

    (iii)        If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in paragraph (ii) above, and if bid and asked prices for shares of Common Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

    (iv)        If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes;

    (v)        If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges as provided in paragraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Common Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of paragraph (i), (ii), or (iii) above; or

    (vi)        The foregoing notwithstanding, with respect to the determination of Fair Market Value on the Grant Date, means the price at which a share of Common Stock is offered to the public on such date in the initial public offering of the Common Stock.

    (m)        “Grant Date” means the Effective Date.

    (n)        “Gross Earnings” means an Employee’s regular straight-time earnings in effect for each payroll period for which payroll deductions are being made during an Offering Period, plus the Employee’s sales commissions paid during the Offering Period, but excluding any payments for overtime, bonuses, special payments, other incentive compensation and any automobile or other expense allowance or reimbursement.

    (o)        “Last Day of the Offering Period” means, with respect to the Grant Date, the January 31, April 30, July 31 or October 31 which first occurs at least three (3) months after such Grant Date. Such term means, with respect to any Quarterly Grant Date, the January 31, April 30, July 31 or October 31 which next occurs after such Quarterly Grant Date.

    (p)        “Offering Period” means, with respect to the Grant Date or any Quarterly Grant Date, the period beginning on such date and ending on the Last Day of the Offering Period.

    (q)        “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 3.3.

    (r)        “Payroll Deduction Account” means the separate account established for each Participant to reflect the Participant’s payroll deductions and contributions to the Plan.

    (s)        “Plan Year” means the twelve (12) month period beginning each February 1 and ending each January 31. However, the first Plan Year will be a long Plan Year beginning on the Effective Date and ending on March 31, 1996.

    (t)        “Purchase Price” means the lower of (a) 85 percent of the Fair Market Value of the Common Stock on the Quarterly Grant Date applicable to an Offering Period, or (b) 85 percent of the Fair Market Value of the Common Stock on the Stock Purchase Date. The Purchase Price of the Common Stock will include applicable commissions and brokerage fees, if any.

    (u)        “Quarterly Grant Date” means any February 1, May 1, August 1, and November 1 which occurs after the January 31, April 30, July 31 or October 31 which first occurs at least three (3) months after the Grant Date and prior to the termination of the Plan.

    (v)        “Stock Purchase Date” means, the first Business Day after the Last Day of the Offering Period.

    (w)        “Subsidiary” means any entity which is a “subsidiary corporation” of the Company within the meaning of Section 424 of the Code.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

        Section 3.1     Initial Eligibility. Each Employee who has been employed by the Company or a Designated Subsidiary preceding the first day of an Offering Period will be eligible to participate in the Plan for such Offering Period (an “Eligible Employee”).

        Section 3.2     Leave of Absence; Termination of Employment. For purposes of participation in the Plan, a person on leave of absence will be deemed to be an Employee for the first three (3) months of such leave of absence or until such later day as of which such person’s reemployment is guaranteed by contract or statute (“Guaranteed Reemployment Date”). However, such an Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan at the close of business on the first day following such three (3) month period of such leave of absence or the Guaranteed Reemployment Date (whichever is applicable) unless the Employee returns to full-time employment with the Company or a Designated Subsidiary on or before such date.

        If an Employee’s employment terminates, including but not limited to termination because such Employee’s leave of absence terminates other than by reason of a return to full-time employment with the Company or a Designated Subsidiary, the Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan and such Employee will no longer be eligible to participate in the Plan and purchase Common Stock under the Plan.

        If an Employee’s employment with the Company or a Designated Subsidiary terminates, but such Employee continues to be employed by a subsidiary of the Company immediately following termination of the Employee’s employment with the Company or a Designated Subsidiary, such Employee will not be deemed to have terminated such Employee’s participation in the Plan unless such Employee withdraws from participation; however, notwithstanding the foregoing, no such Participant shall be allowed to continue making contributions during the applicable Offering Period or be eligible to participate in the Plan in any subsequent Offering Period, unless the applicable subsidiary is a Designated Subsidiary.

        Section 3.3     Commencement of Participation. Each Eligible Employee may elect to participate in the Plan by completing and forwarding a payroll deduction authorization form to the Employee’s appropriate payroll location on or before the date(s) specified by the Committee. The form will authorize regular payroll deductions over the following Offering Period in terms of whole number percentages or dollar amounts up to fifteen percent (15%) of the Employee’s Gross Earnings for such Offering Period; provided, that the Committee, in its sole discretion, may permit an Employee to designate minimum or maximum contributions, specify different deduction instructions applicable to different components of his or her gross earnings, or otherwise provide instructions which the Committee determines to be administratively feasible.

ARTICLE IV

PAYROLL DEDUCTIONS

        Section 4.1     Amount of Deduction. At the time an Eligible Employee files his authorization for payroll deduction, he or she will elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at the rate specified in Section 3.3. Such payroll deductions shall be made regularly and in equal amounts during the Offering Period. No contributions shall be allowed under the Plan by payroll deduction except to the extent that acceptance of other contributions shall be required by statute.

        Section 4.2     Participant’s Account. All payroll deductions made for a Participant will be credited to his or her Payroll Deduction Account. A Participant may not make any separate cash payment into such account except with respect to periods when the Participant is on leave of absence and then only as provided in Section 4.4.

        Section 4.3     Changes in Payroll Deductions. A Participant may not increase or decrease his or her payroll deduction during the Offering Period unless the Committee, in its sole discretion, determines otherwise. A Participant may discontinue his or her participation in the Plan during an Offering Period, but will not be eligible to recommence participation in the Plan for the Offering Period immediately following the Offering Period in which the Participant discontinued his or her participation.

        Section 4.4     Leave of Absence. If a Participant goes on a leave of absence, such Participant will have the right to continue participating in the Plan to the extent he or she has Gross Earnings. If the Participant does not have any Gross Earnings during such leave of absence, his or her payroll deductions will be suspended and no further contributions shall be allowed during the leave of absence except as required by statute, but the Participant shall participate in purchases pursuant to Article V unless he or she withdraws from participation. If the Participant returns to employment with the Company or Designated Subsidiary before the end of three (3) months after such leave of absence began, or the Guaranteed Reemployment Date (if applicable), the Participant will recommence payroll deductions as of the date of his or her reemployment. If the Participant does not return to employment with the Company or a Designated Subsidiary within three (3) months after the date his or her leave of absence began, or the Guaranteed Reemployment Date (if applicable), his or her employment with the Company or Designated Subsidiary will be deemed to have terminated and his or her participation in the Plan will cease.

ARTICLE V

PURCHASE OF STOCK

        Section 5.1     Grant of Option. (a) Each individual who is an Eligible Employee as of the initial Grant Date is granted an option to purchase at the Purchase Price the number of shares of Common Stock equal to 15 percent of the Eligible Employee’s Gross Earnings for the Offering Period with respect to the Grant Date divided by the Purchase Price.

                 (b)        Each individual who is an Eligible Employee as of any Quarterly Grant Date is granted an option to purchase at the Purchase Price the number of shares of Common Stock equal to 15 percent of the Eligible Employee’s Gross Earnings for the Offering Period with respect to such Quarterly Grant Date.

        Section 5.2     Limitation on Employee Stock Purchases. The provisions of Section 5.1 notwithstanding, no Participant may purchase more than Twenty-five thousand ($25,000) of Common Stock under this Plan (based upon the Fair Market Value of the Common Stock at the time the right is granted) in one (1) year, considering both this Plan and any other stock purchase plan of the Company and its Subsidiaries. In addition, no Participant will be allowed to purchase stock under the Plan to the extent that immediately after the grant, such Participant would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 5.2, the rules of section 424(d) of the Code will apply in determining stock ownership of any Participant.

        Section 5.3     Method of Purchase. As of each Stock Purchase Date, each Participant having funds in his or her Payroll Deduction Account automatically will purchase the number of whole shares of Common Stock determined by dividing the sum of the balance in the Participant’s Payroll Deduction Account on the Last Day of the Offering Period by the Purchase Price.

        Section 5.4     Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan and any accumulated payroll deductions or contributions which would have been used to purchase fractional shares of Common Stock will be retained in the Employee’s Payroll Deduction Account and used to purchase shares of Common Stock on the next Stock Purchase Date; provided however, if the funds remain after the last Stock Purchase Date in the Plan Year the Participant may elect to have such amounts returned to him without interest.

        Section 5.5     Delivery of Stock. All shares of Common Stock purchased as of a Stock Purchase Date will be delivered to the Participant as soon as practicable following such date.

        Section 5.6     Participant’s Interest in Purchased Stock. The Participant will have no rights (including but not limited to voting or dividend rights) or interest in the shares of Common Stock available under the Plan until such shares have been purchased for such Participant pursuant to Section 5.3.

        Section 5.7     Registration of Stock. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Committee before the Stock Purchase Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent allowed by applicable law.

        Section 5.8     Restrictions on Purchase. The Board of Directors may, in its discretion, require as conditions to the purchase of the shares of Common Stock reserved for issuance under the Plan that such shares be duly listed on a stock exchange, and that either:

                 (a)        A Registration Statement under the Securities Act of 1933, as amended, with respect to said shares is effective, or

                 (b)        The Participant represents at the time of purchase, in form and substance satisfactory to the Committee, that it is such Participant’s intention to purchase the shares for investment and not for resale or distribution.

ARTICLE VI

CESSATION OF PARTICIPATION

        Section 6.1     In General. As indicated in Section 4.3, a Participant may terminate his or her Participation in the Plan at any time by giving written notice to the Committee, but a Participant who terminates his or her Participation in the Plan will be precluded from participating in the Plan for one Offering Period.

        Section 6.2     Termination of Employment. Upon termination of the Participant’s employment with the Company or a Designated Subsidiary for any reason, including retirement or death, or a continuation of a leave of absence for a period beyond three (3) months or, if applicable, the Guaranteed Reemployment Date, the Participant’s participation in the Plan will terminate and any funds accumulated in the Participant’s Payroll Deduction Account will be returned to such Participant, or, in the case of such Participant’s death, to the person or persons entitled such funds under Section 8.1. Upon such termination of employment, the Participant will forfeit any nonvested shares of Common Stock credited to his or her Stock Purchase Account.

ARTICLE VII

ADMINISTRATION

        Section 7.1     Appointment of Committee. The Board of Directors will appoint the Committee to administer the Plan, which will consist of no fewer than two (2) members of the Board of Directors. No member of the Committee will be eligible to purchase Common Stock under the Plan. Notwithstanding the foregoing, the Board may decline to appoint a Committee and, in such event, the Board shall serve as the Committee hereunder. The Committee shall be constituted so that, as long as Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a Disinterested Person (as defined in Rule 16b-3) and so that the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available. Persons elected to serve on the Committee as Disinterested Persons shall not be eligible to participate in the Plan or acquire equity securities under any plan of the Corporation or its affiliates while they are serving as members of the Committee; shall not have received equity securities under any plan of the Corporation or its affiliates within one year before their appointment to the Committee becomes effective; and shall not be eligible to receive equity securities under any plan of the Corporation or its affiliates for such period following service on the Committee as may be required by Rule 16b-3 for that person to remain a Disinterested Person, in each case except for equity securities granted as provided in paragraphs (c)(2)(i)(A), (B), (C), or (D) of Rule 16b-3.

        Section 7.2     Authority of Committee. Subject to the express provisions of the Plan, the Committee will have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on such matters shall be conclusive.

        Section 7.3     Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee may select one (1) of its members as its Chairman and will hold its meetings at such times and places as it deems advisable and may hold meetings by telephone. A majority of the Committee’s members will constitute a quorum. All determinations of the Committee will be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it deems proper. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and will make such rules and regulations for the conduct of its business as it deems advisable.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1     Designation of Beneficiary. A Participant may designate in writing a Beneficiary to receive any shares of Common Stock and/or cash upon the Participant’s death. Such Beneficiary designation may be changed by the Participant at any time by written notice to the Committee. Upon the death of the Participant and upon the receipt by the Committee of proof of the identity and existence of a Beneficiary validly designated by the Participant under the Plan, the Committee will deliver such shares of Common Stock and/or cash to such Beneficiary. In the event of the death of a Participant and in the absence of a validly designated Beneficiary who is living at the time of such Participant’s death, the Committee will deliver such Common Stock and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such shares of Common Stock and/or cash to the Participant’s spouse or dependents as the Company may designate. No Beneficiary will, before the death of the Participant by whom he has been designated, acquire any interest in the shares of Common Stock issued to, or the cash credited to, the Participant under the Plan.

        Section 8.2     Transferability. Neither the payroll deductions or contributions credited to a Participant’s Payroll Deduction Account nor any rights with regard to the right to purchase or receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition will be without effect.

        Section 8.3     Adjustment in Case of Changes Affecting the Company’s Stock. In the event of a subdivision of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares of Common Stock reserved or authorized to be reserved under this Plan will be increased proportionately, and such other adjustments may be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments will be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of section 424 of the Code.

        Section 8.4     Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that no such amendment shall affect options previously granted to the extent that any Participant would be adversely affected by the amendment. In addition, no amendment of the Plan may be made without the prior approval of the holders of a majority of the shares of Common Stock of the Company then issued and outstanding and entitled to vote, if such amendment would:

                 (a)        Increase or decrease the number of shares of Common Stock reserved under the Plan (other than as provided in Section 8.3);

                 (b)        Materially modify the eligibility requirements of the Plan; or

                 (c)        Materially increase the benefits which may accrue under the Plan.

        Section 8.5 Termination of the Plan. The Plan and all rights of Participants under the Plan will terminate:

                 (a)        On the Stock Purchase Date that a Participant becomes entitled to purchase a number of shares of Common Stock equal to or greater than the remaining number of reserved shares available for purchase under the Plan, or

                 (b)        At any time, at the discretion of the Board of Directors, except that no such termination shall affect previously granted options to the extent that such termination would adversely affect the rights of participants.

        If the Plan terminates under circumstances described in (a) above, any reserved shares of Common Stock remaining as of the termination date will be issued to Participants on a pro rata basis. Upon termination of this Plan all amounts in the Payroll Deduction Accounts of Participants will be promptly refunded.

        Section 8.6     Effective Date of Plan. The Plan will become effective on the date of the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, relating to the initial public offering of the Common Stock; provided, however, that the Plan will not become effective if the sale of Common Stock to the public contemplated by such Registration Statement does not occur, and nothing herein shall be construed as a promise by the Company to offer to sell its Common Stock to the public.

        Section 8.7     No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any Employee or class of Employees any right to continue employment with the Company or a Subsidiary, and the Plan will not interfere in any way with the Company’s or its Subsidiaries’ rights to terminate, or otherwise modify, an Employee’s employment at any time.

        Section 8.8     Company Has No Responsibility for Taxes. The Company makes no guarantee or warranty with respect to the tax ramifications of participation in the Plan. The Company will not pay to or in respect of, reimburse or hold harmless any Participant with respect to any tax liability incurred by such Participant in connection with such participation.

        Section 8.9     No Interest. No interest shall accrue or be paid on the payroll deductions of a Participant in the Plan.

        Section 8.10     Foreign Employees. The Committee may restrict the participation of foreign Employees if the Committee deems such restrictions advisable in light of domestic or foreign tax or securities laws, providing that such restrictions do not cause the Plan to fail to satisfy the provisions of section 423 of the Code.

        Section 8.11     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be required to segregate such payroll deductions.

        Section 8.12     Effect of Plan. The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of the creditors of such Employee.

        Section 8.13     Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.